As filed with the U.S. Securities and Exchange Commission on February 20, 2020

Registration No. 333-235683

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3 to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Organovo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	27-1488943
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

440 Stevens Avenue, Suite 200

Solana Beach, California 92075

(858) 224-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Kussman

Chief Financial Officer

Organovo Holdings, Inc.

440 Stevens Avenue, Suite 200

Solana Beach, California 92075

(858) 224-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Thacker, Esq.

Jeffrey R. Vetter, Esq.

Ryan J. Gunderson, Esq.

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

3570 Carmel Mountain Rd., Suite 200

San Diego, California 92130

(858) 436-8000

Jennifer Bush, Esq.

Senior Vice President, General Counsel,

Corporate Secretary and

Compliance Officer

Organovo Holdings, Inc.

440 Stevens Avenue, Suite 200

Solana Beach, California 92075

(858) 224-1000

Brian K. Roberts Chief Financial Officer Tarveda Therapeutics, Inc. 134 Coolidge Avenue Watertown, Massachusetts 02472 (617) 923-4100	Miguel J. Vega, Esq. Marc A. Recht, Esq. Marianne C. Sarrazin, Esq. Cooley LLP 500 Boylston Street Boston, Massachusetts 02116 (617) 937-2300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No.3 to the Registration Statement on Form S-4 (File No. 333-235683) of Organovo Holdings Inc. (“Amendment No. 3”) is being filed solely for the purpose of filing Exhibit 99.1, as indicated in Part II of this Amendment No. 3. This Amendment No. 3 does not modify any provision of the proxy statement/prospectus/information statement that forms a part of the Registration Statement. Accordingly, the proxy statement/prospectus/information statement has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Organovo certificate of incorporation and bylaws provide that Organovo shall indemnify, to the fullest extent permitted by applicable law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of Organovo or is or was serving at the request of Organovo.

Organovo entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its certificate of incorporation and bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

Organovo has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of Organovo against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusion.

Pursuant to the terms of the Merger Agreement, for six years from the Effective Time, Organovo must indemnify each individual who is at the effective date of the Merger a director or officer of Organovo against claims, costs and damages incurred as a result of such director or officer serving as a director or officer of Organovo, to the fullest extent permitted under the DGCL. Each such person will also be entitled to advancement of expenses incurred in the defense of such claims, provided that such person provides an undertaking required by applicable law to repay such advancement if it is ultimately determined that such person is not entitled to indemnification. Organovo must also purchase an insurance policy, effective as of the closing of the Merger, on terms and conditions and with coverage limits customary for public companies similarly situated to Organovo and Tarveda must maintain, for six years following the closing of the Merger, the current directors’ and officers’ liability insurance policies maintained by Tarveda prior to the closing of the Merger.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibit Index

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

2.1++	Agreement and Plan of Merger and Reorganization, dated as of December 13, 2019, by and among Organovo Holdings, Inc., Opal Merger Sub, Inc. and Tarveda Therapeutics, Inc. (included as Annex A to the proxy statement/prospectus/information statement forming a part of this registration statement).

2.2	First Amendment to Merger Agreement, dated as of January 26, 2020, by and among Organovo Holdings, Inc., Opal Merger Sub, Inc. and Tarveda Therapeutics, Inc. (included in Annex A to the proxy statement/prospectus/information statement forming a part of this registration statement).

Exhibit No.	Description

2.3	Form of Support Agreement, by and between Organovo Holdings, Inc., Tarveda Therapeutics, Inc. and certain directors, officers and stockholders of Tarveda Therapeutics, Inc. (incorporated by reference from Exhibit 2.2 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on December 16, 2019).

2.4	Form of Support Agreement, by and between Tarveda Therapeutics, Inc., Organovo Holdings, Inc. and certain directors and officers of Organovo Holdings, Inc. (incorporated by reference from Exhibit 2.3 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on December 16, 2019).

2.5	Form of Lock-Up Agreement, by and among Tarveda Therapeutics, Inc., Organovo Holdings, Inc. and certain directors and officers of Tarveda Therapeutics, Inc. and Organovo Holdings, Inc. (incorporated by reference from Exhibit 2.4 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on December 16, 2019).

3.1	Certificate of Incorporation of Organovo Holdings, Inc. (Delaware) (incorporated by reference from Exhibit 3.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 3, 2012).

3.2	Certificate of Amendment of Certificate of Incorporation of Organovo Holdings, Inc. (incorporated by reference from Exhibit 3.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on July 27, 2018).

3.3	Bylaws of Organovo Holdings, Inc. (Delaware) (incorporated by reference from Exhibit 3.2 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 3, 2012).

3.4	Amendment to Organovo Holdings, Inc. Bylaws, dated October 9, 2019 (incorporated by reference from Exhibit 99.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on October 11, 2019).

5.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

8.1*	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, regarding tax matters.

8.2*	Opinion of Cooley LLP, regarding tax matters.

10.1	Organovo, Inc. 2008 Equity Incentive Plan (incorporated by reference from Exhibit 10.14 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 13, 2012).

10.2	Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.15 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 13, 2012).

10.3	Form of Stock Option Award Agreement under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.16 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 13, 2012).

10.4	Form of Indemnification Agreement (incorporated by reference from Exhibit 10.17 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on February 13, 2012).

10.5†	License Agreement dated as of March 24, 2009, by and between Organovo, Inc. and the Curators of the University of Missouri (incorporated by reference from Exhibit 10.23 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on May 11, 2012).

10.6†	License Agreement dated as of March 12, 2010 by and between Organovo Holdings, Inc. and the Curators of the University of Missouri (incorporated by reference from Exhibit 10.24 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on May 11, 2012).

Exhibit No.	Description

10.7†	License Agreement dated as of May 2, 2011, by and between Organovo Holdings, Inc. and Clemson University Research Foundation (incorporated by reference from Exhibit 10.25 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on May 11, 2012).

10.8	First Amendment to Lease, dated December 4, 2013, by and between Organovo, Inc. and ARE-SD Region No. 25, LLC. (incorporated by reference from Exhibit 10.2 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on February 6, 2014).

10.9	Form of Non-Employee Director Stock Option Award Agreement under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.35 to the Organovo Holdings, Inc. Annual Report on Form 10-K, as filed with the SEC on June 9, 2015).

10.10	Form of Executive Stock Option Award Agreement under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.36 to the Organovo Holdings, Inc. Annual Report on Form 10-K, as filed with the SEC on June 9, 2015).

10.11	Organovo Holdings, Inc. Severance and Change in Control Plan (incorporated by reference to Exhibit 10.2 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2015).

10.12	Form of Organovo Holdings, Inc. Severance and Change in Control Plan Participation Agreement (incorporated by reference to Exhibit 10.3 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on November 9, 2015).

10.13	Offer Letter, between Craig Kussman and Organovo Holdings, Inc., dated July 29, 2016 (incorporated by reference to Exhibit 99.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on August 2, 2016).

10.14	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement (Retention Form) under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.1 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

10.15	Form of Employee Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.3 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

10.16	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Organovo Holdings, Inc. 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.4 to the Organovo Holdings, Inc. Quarterly Report on Form 10-Q, as filed with the SEC on August 4, 2016).

10.17	Organovo Holdings, Inc. 2016 Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on August 18, 2016).

10.18	Continued Service, Consulting and Separation Agreement, dated April 7, 2017, by and between Organovo Holdings, Inc. and Keith Murphy (incorporated by reference from Exhibit 10.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on April 11, 2017).

10.19	Offer Letter, dated April 11, 2017, by and between Organovo Holdings, Inc. and Taylor Crouch (incorporated by reference from Exhibit 10.2 to the Organovo Holdings, Inc.Current Report on Form 8-K, as filed with the SEC on April 11, 2017).

10.20	Organovo Holdings, Inc. Inducement Award Stock Option Agreement, dated April 24, 2017 (incorporated by reference from Exhibit 99.1 to the Organovo Holdings, Inc. Registration Statement on Form S-8 (File No. 333-217437), as filed with the SEC on April 24, 2017).

Exhibit No.	Description

10.21	Organovo Holdings, Inc. Inducement Award Performance-Based Restricted Stock Unit Agreement, dated April 24, 2017 (incorporated by reference from Exhibit 99.2 to the Organovo Holdings, Inc. Registration Statement on Form S-8 (File No. 333-217437), as filed with the SEC on April 24, 2017).

10.22	Organovo Holdings, Inc. Amended and Restated 2012 Equity Incentive Plan (incorporated by reference from Exhibit 10.1 to the Organovo Holdings, Inc. Current Report on Form 8-K, as filed with the SEC on July 27, 2018).

10.23	Organovo Holdings, Inc. Inducement Award Stock Option Agreement, dated August 14, 2018 (incorporated by reference from Exhibit 99.1 to the Organovo Holdings, Inc. Registration Statement on Form S-8 (File No. 333-226837), as filed with the SEC on August 14, 2018).

10.24	Organovo Holdings, Inc. Inducement Award Restricted Stock Unit Agreement, dated August 14, 2018 (incorporated by reference from Exhibit 99.2 to the Organovo Holdings, Inc. Registration Statement on Form S-8 (File No. 333-226837), as filed with the SEC on August 14, 2018).

10.25*	Fifth Amended and Restated Investor Rights Agreement, dated December 12, 2019, by and between Tarveda Therapeutics, Inc. and the stockholders party thereto.

10.26+*	License Agreement, dated September 14, 2016, by and between Tarveda Therapeutics, Inc. and Madrigal Pharmaceuticals, Inc.

10.27*	Loan and Security Agreement, dated March 29, 2019, among Oxford Finance LLC, the Lenders named therein, and Tarveda Therapeutics, Inc.

10.28*	Form of Warrant to Purchase Stock issued by Tarveda Therapeutics, Inc. to Oxford Finance LLC, dated March 29, 2019.

10.29*	Warrant to Purchase Stock issued by Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.) to Comerica Bank, dated February 8, 2012.

10.30*	Warrant to Purchase Stock issued by Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.) to Comerica Bank, dated November 19, 2013.

10.31*	Lease, dated December 12, 2011, by and between BMR-134 Coolidge Avenue LLC and Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.).

10.32*	First Amendment to Lease, dated February 23, 2012, by and between BMR-134 Coolidge Avenue LLC and Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.).

10.33*	Second Amendment to Lease, dated January 8, 2013, by and between BMR-134 Coolidge Avenue LLC and Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.).

10.34*	Third Amendment to Lease, dated April 19, 2016, by and between BMR-134 Coolidge Avenue LLC and Tarveda Therapeutics, Inc.

10.35*	Fourth Amendment to Lease, dated May 31, 2019, by and between BMR-134 Coolidge Avenue LLC and Tarveda Therapeutics, Inc.

10.36*	Tarveda Therapeutics, Inc. (formerly Blend Biosciences, Inc.) 2011 Stock Incentive Plan.

10.37*	Form of Award Agreements under the Tarveda Therapeutics, Inc. (formerly Blend Biosciences, Inc.) 2011 Stock Incentive Plan.

10.38*	Employment Agreement, dated March 2, 2015, by and between Tarveda Therapeutics, Inc. (formerly Blend Therapeutics, Inc.) and Andrew J. Fromkin.

10.39*	First Amendment to Employment Agreement, dated April 6, 2016, by and between Tarveda Therapeutics, Inc. and Andrew J. Fromkin.

Exhibit No.	Description

10.40*	Employment Agreement, dated December 19, 2017, by and between Tarveda Therapeutics, Inc. and Brian Roberts.

10.41*	Employment Agreement, dated July 27, 2018, by and between Tarveda Therapeutics, Inc. and Jeffrey Bloss.

10.42*	Form of Tarveda Therapeutics, Inc. Nondisclosure, Noncompetition and Assignment of Intellectual Property Agreement.

10.43	Combined Organization 2020 Equity Incentive Plan (included as Annex E to the proxy statement/prospectus/information statement forming part of this registration statement).

21.1*	Subsidiaries of Organovo Holdings, Inc.

23.1*	Consent of Mayer Hoffman McCann P.C., Independent Registered Public Accounting Firm

23.2*	Consent of KPMG LLP.

23.3*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)

23.4*	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 8.1)

23.5*	Consent of Cooley LLP (contained in Exhibit 8.2)

24.1*	Power of Attorney (included on signature page to registration statement on Form S-4 filed on December 23, 2019).

99.1	Form of Proxy Card for Special Meeting of Stockholders of Organovo Holdings, Inc.

99.2*	Proposed Amendment to the Certificate of Incorporation of Organovo Holdings, Inc. for the Organovo Reverse Stock Split (included as Annex D to the proxy statement/prospectus/information statement forming a part of this registration statement).

99.3*	Opinion of Roth Capital Partners, LLC, financial advisor to Organovo Holdings, Inc. (included as Annex B to the proxy statement/prospectus/information statement forming part of this registration statement).

99.4*	Consent of Roth Capital Partners, LLC, financial advisor to Organovo Holdings, Inc.

99.5*	Consent of Andrew J. Fromkin to be named as director

99.6*	Consent of Dennis Ausiello, M.D. to be named as director

99.7*	Consent of Nilesh Kumar, Ph.D. to be named as director

99.8*	Consent of Guido Magni, M.D., Ph.D. to be named as director

99.9*	Consent of Michael Metzger to be named as director

99.10*	Consent of Aymeric Sallin, M.S. to be named as director

*	Previously filed.
**	To be filed by amendment.
+

Portions of this Exhibit (indicated with [***]) have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information would likely cause competitive harm to the Registrant if publicly disclosed.

++	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
†

This Exhibit has been filed separately with the Secretary of the Securities and Exchange Commission without the redaction pursuant to a Confidential Treatment Request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Financial Statements

No financial statements are being filed with this Amendment No. 3 to the Registration Statement on Form S-4.

Item 22. Undertakings

(a)	The undersigned registrant undertakes as follows:

(1)

that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)

that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

to respond to requests for information that is incorporated by reference into this proxy statement/prospectus/information statement pursuant to Item 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(4)

to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Solana Beach, State of California, on the 20th day of February, 2020.

Organovo Holdings, Inc.

By:	/s/ Taylor Crouch
Taylor Crouch
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Taylor Crouch Taylor Crouch	President and Chief Executive Officer (Principal Executive Officer)	February 20, 2020

/s/ Craig Kussman Craig Kussman	Chief Financial Officer (Principal Financial Officer)	February 20, 2020

* Kirk Malloy	Chairman of the Board	February 20, 2020

* Mark Kessel	Director	February 20, 2020

* Richard Maroun	Director	February 20, 2020

* David Shapiro	Director	February 20, 2020

* Carolyn D. Beaver	Director	February 20, 2020

*By:	/s/ Taylor Crouch
Taylor Crouch
Attorney-in fact